Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH NOTE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND SUCH APPLICABLE STATE SECURITIES LAWS.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 5, 2008, AS AMENDED (THE “SUBORDINATION AGREEMENT”) BY AND AMONG XPLORE TECHNOLOGIES CORP. (THE “PARENT”) AND XPLORE TECHNOLOGIES CORPORATION OF AMERICA (THE “SUBSIDIARY, COLLECTIVELY WITH THE PARENT, THE “BORROWERS”), PHOENIX VENTURE FUND LLC, AS AGENT, AND SILICON VALLEY BANK (THE “SENIOR LENDER”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWERS PURSUANT TO THAT CERTAIN LOAN AND SECURITY AGREEMENT DATED AS OF SEPTEMBER 15, 2005 (THE “LOAN AGREEMENT”), BY AND AMONG THE SUBSIDIARY AND THE SENIOR LENDER, AS SUCH LOAN AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME.

SECURED SUBORDINATED PROMISSORY NOTE

$[ ]	September [ ], 2008

FOR VALUE RECEIVED, the undersigned, Xplore Technologies Corp., a Delaware corporation, (the “Parent”) and Xplore Technologies Corporation of America, a Delaware corporation and a wholly-owned subsidiary of the Parent (the “Subsidiary” and collectively with the Parent, the “Borrowers”), promises to pay to [    ] (the “Holder”), the principal sum of [    ] ($[   ]) with interest on the unpaid balance from the date hereof, at the rate of 10% per annum on the unpaid principal amount, in lawful money of the United States of America or as otherwise provided in Section 3 hereof, at c/o [   ], or at such other place as the Holder may designate in writing. This Note is one of the secured subordinated promissory notes (collectively, the “Notes”) referred to in, and purchased pursuant to, the Note Purchase Agreement dated September 5, 2008, among the Borrowers and the Purchasers named therein (the “Note Purchase Agreement”) and evidences a borrowing from the Holder by the Borrowers under the Note Purchase Agreement.  The obligations of the Borrowers under this Note are secured as provided in the Note Purchase Agreement and the Loan Documents.

1.          Maturity Date.  The principal of this Note, together will all unpaid interest and any other fees or expenses otherwise due and owed to the Holder under the Note Purchase Agreement, shall be due and payable on August 5, 2009 (the

“Maturity Date”). The Borrowers may prepay the Note in whole or in part, at any time prior to the Maturity Date, without penalty.

2.             Pro-Rata Payment.  If the Borrowers are not able to pay to the holders of the Notes the full amounts due at any time when payments under the Notes become due and payable by the Borrowers, either on the Maturity Date or upon the occurrence of an Event of Default, or upon prepayment at the option of the Borrowers, the holders of the Notes shall share ratably in any distribution of the Borrowers pro rata in proportion to the respective principal amounts of each such holder’s Notes.

3.             Payment of Interest.

(a)             Interest on the unpaid principal amount of this Note shall be due and payable quarterly on December 31, March 31, June 30 and September 30 of each calendar year the Note is outstanding commencing on December 31, 2008 and ending with a final partial quarterly interest payment on the Maturity Date in cash or, at the option of the Parent, in shares of the Parent’s Common Stock at 75% of the then current market price of such Common Stock on the interest payment date. For purposes hereof, the term then current market price means the volume weighted average trading price, as traded on the OTC Bulletin Board, for the five (5) trading days prior to the applicable interest payment date.

(b)            All computations of interest payable hereunder shall be made on the basis of the actual number of days in the period for which such interest is payable and a year of 365 or 366 days, as applicable.

(c)             Notwithstanding any other provision of this Note, to the extent permitted by applicable law, interest shall be due and payable on any overdue installment of principal or interest on this Note (including amounts due and unpaid upon any acceleration of this Note) at a rate equal to the lesser of (i) fourteen percent (14%) and (ii) the maximum rate permitted by applicable law (the “Maximum Rate”).

4.             Event of Default; Remedies.  Upon the occurrence and during the continuance of an Event of Default, this Note may be accelerated in the manner described in the Note Purchase Agreement and the Holder and the Agent shall have all of the rights and remedies provided in the Note Purchase Agreement and the Loan Documents.

5.             Waiver of Certain Rights.  Subject to any applicable notice periods, all parties to this Note, including Borrowers and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be without notice or consent of any of them.

6.             Enforcement.  The Holder may enforce this Note as described in the Note Purchase Agreement.

7.             Subordination.  Repayment of this Note shall be subordinated to the extent and in the manner set forth in the Subordination Agreement.

8.             Security.  This Note is entitled to the benefits, granted to the Agent on behalf of the Purchasers, set forth in the Security Agreement.

9.             Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Note Purchase Agreement.

10.           Miscellaneous.  The following general provisions apply:

(a)         This Note, and the obligations and rights of the Borrowers and the Holder hereunder, shall be binding upon and inure to the benefit of the Borrowers, the Holder, and their respective heirs, personal representatives, successors and assigns.

(b)         All notices, requests, consents and demands hereunder shall be made in writing in the manner described in the Note Purchase Agreement.

(c)         Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Note will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

(d)         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.  Each of the parties hereto hereby irrevocably consents to the (non-exclusive) jurisdiction of the courts of the State of New York and of any Federal court located therein in connection with any suit, action or other proceeding arising out of or relating to this Note and waives any objection to venue in the State of New York.

(e)         Subject to the Subordination Agreement, recourse under this Note shall be solely as provided in the Note Purchase Agreement and the Loan Documents and in no event to the officers, directors or shareholders of the Borrowers.

(f)          No provision in this Note, or in any instrument or any other document evidencing the obligations hereunder, executed by the Borrowers or any guarantor, endorser or other party now or hereafter becoming liable for payment of this Note, shall require the payment or permit the collection of interest in excess of the Maximum Rate.  If any excess of interest in such respect is provided for herein or in any such instrument, or other document, the provisions of this paragraph shall govern, and neither of the Borrowers nor any guarantor, endorser or other party shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate.

The intention of the Borrowers and the Holder being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other documents executed by the Borrowers or any guarantor, endorser or other party evidencing the obligations under this Note shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

Signature on the following page

IN WITNESS WHEREOF, each Borrower has caused this instrument to be executed in its corporate name by a duly authorized officer, by order of its Board of Directors as of the day and year first above written.

XPLORE TECHNOLOGIES CORP.

By:	/s/ Michael J. Rapisand
	Name:	Michael J. Rapisand
	Title:	Chief Financial Officer

XPLORE TECHNOLOGIES CORPORATION OF AMERICA

By:
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